EXHIBIT 24.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Paragon Acquisition Company, Inc.
New York, NY

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 1, 1996, relating to the financial statements of Paragon Acquisition Company, Inc. for the period ended June 30, 1996, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                     /s/ BDO Seidman, LLP
                                                         BDO Seidman, LLP


New York, NY
July 8, 1996